Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Robert J. Whelan
Chief Financial Officer
(617) 912-4220

Erica E. Smith
Investor Relations
(617) 912-3766
www.bostonprivate.com

BOSTON PRIVATE ANNOUNCES RESULTS

FOR SECOND QUARTER 2006

Company Continues to Invest in Growth

Boston, MA, July 26, 2006– Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (“Boston Private” or the “Company”) today reported second quarter 2006 non-GAAP cash earnings of $0.42 per diluted share as compared to $0.43 in the second quarter of 2005. GAAP earnings for the second quarter 2006 decreased to $0.33 per diluted share versus $0.35 per diluted share for the second quarter of 2005.

Included in the financial performance are the results from Gibraltar Private Bank & Trust Company (“Gibraltar”), which Boston Private acquired on October 1, 2005, and of Anchor Capital Holdings LLC (“Anchor”), which Boston Private acquired on June 1, 2006. More detailed financial information regarding Gibraltar’s and Anchor’s financial results is outlined later in this press release. The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.08 per share.

Highlights

❖	Total Revenues for the second quarter were up 37.7% to $83.5 million, compared to revenue of $60.7 million a year ago. Adjusted for the $16.0 million of revenues related to the Gibraltar and Anchor acquisitions including interest on the new trust preferred issued in connection with the Gibraltar transaction, revenues were $67.6 million, or an 11.4% increase, on a same affiliate basis. (Gibraltar and Anchor had revenues of $15.6 million and $2.3 million, respectively, in the second quarter of 2006).

❖

Total Operating Expenses for the second quarter were up 43.7% to $62.0 million, compared to $43.2 million a year ago. Adjusted for the $12.8 million related to the acquisitions of Gibraltar and Anchor, operating expenses were $49.3 million on a same affiliate basis, an increase of 14.1%. (Gibraltar and Anchor had operating expenses of $11.0 million and $1.8 million, respectively, in the second quarter of 2006). Included in operating expenses were severance expenses totaling approximately $600 thousand.

❖	Net Income for the second quarter was $12.3 million, compared to $10.3 million a year ago. Adjusted for the $1.5 million of net income related to Gibraltar and Anchor and the relating financing, net income was $10.8 million, or an increase of 5.6%, on a same affiliate basis. (Gibraltar and Anchor had net income of $2.3 million and $244 thousand, respectively, and the trust preferred related to the Gibraltar acquisition resulted in interest expense of $1.1 million, net of tax, in the second quarter of 2006).

❖	Total Assets Under Management/Advisory, including the Company’s unconsolidated affiliates, increased 37.5%, or $8.2 billion, over the prior year to $30.2 billion. Adjusted for the $798 million and $5.4 billion in Assets Under Management at June 30, 2006 held by Gibraltar and Anchor, respectively, AUM was up $2.0 billion, or 9.3%.

❖	Net Interest Income increased 53.4% or $15.1 million over the second quarter 2005, to $43.4 million. Adjusted for the $11.5 million in net interest income at Gibraltar and the related trust preferred interest expense, same affiliate net interest income would have been up $3.4 million, or 12.1%, to $31.7 million in the second quarter of 2006.

•	Net interest margin, including the impact of trust preferred interest expense, was 3.92%, 15 basis points higher than the 2005 level of 3.77%, and 10 basis points lower than 4.02% from the first quarter of 2006.

•	Core net interest margin increased 25 basis points to 4.20% from the second quarter of 2005, and decreased 11 basis points from 4.31% in the first quarter 2006.

•	Increased volume contributed $16.6 million to the increase in net interest income.

•	Increased interest rates caused a $1.5 million reduction in net interest income.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “In previous quarters, our financial results have benefited from the diversification of our business across our three disciplines — private banking, wealth advisory and investment management. During the second quarter, challenges in the banking environment occurred simultaneously with a difficult equity market. While we experienced robust loan growth, competition heightened for deposits, the yield curve was relatively flat, and equity markets underperformed, all of which impacted our financial results. In addition, we continued to make investments to further the strategic positioning of our growth company. Our talented, experienced team is managing our business through the trends in both our private banking and investment management disciplines, focusing on maintaining our enduring relationships with customers, our pristine credit quality, and our comprehensive, proven investment process.”

“The fundamentals of the wealth management market remain strong and we believe we have the right strategy to capitalize on those significant opportunities. We are building a company that sustains long-term organic growth augmented by selective acquisitions to further diversify our business across revenue, product, distribution channel and geography. The investments we are making today to enhance our marketing efforts at the investment managers, roll out new products and services, and open new private banking offices in demographically rich markets are critical to our strong organic growth. While we value operating leverage, we believe these initiatives are in the long term best interest of our Company and our shareholders,” stated Walter Pressey, President.

Jay Cromarty, Eastern Region President added “We were pleased to close the acquisition of Anchor during the quarter. Anchor further diversifies our business by entering the growing SMA market and expanding our distribution channel. The Separately Managed Account (SMA) market is one of the fastest growing segments of asset management with growth rates between 16-18% annually. Anchor enjoys strong relationships with approximately 20 program sponsors including industry leaders AG Edwards, Morgan Stanley, Wells Fargo, Bank of America and Smith Barney.”

“As we have discussed previously, as an acquisition oriented Company, there is a meaningful difference between cash and GAAP earnings per share. With the addition of Anchor, we expect that difference to be approximately $0.38 per share for the full year,” stated Robert J. Whelan, Chief Financial Officer.

Vaill concluded, “While we face near-term challenges with the yield curve and the market, we are executing our long term strategy to build a wealth management organization broadly recognized by discriminating individuals and their businesses as the financial service provider of choice.”

Second Quarter 2006 Results

Boston Private’s revenues were $83.5 million for the second quarter 2006, up $22.8 million compared to revenues of $60.7 million for the second quarter 2005. Excluding the Gibraltar and Anchor acquisitions and the related trust preferred interest expense, revenues for the second quarter of 2006 would have been $67.6 million as compared to $60.7 million for the second quarter of 2005, an increase of $6.9 million or 11.4%.

The Company’s net interest income increased 53.4% or $15.1 million for second quarter 2006 compared to second quarter 2005. The increase in net interest income in the second quarter of 2006 was due to an increased volume of earning assets, which contributed $16.6 million, offset by rate increases which reduced net interest income by $1.5 million. Excluding the impact of trust preferred interest expense, the core net interest margin was 4.20% in the second quarter 2006, as compared to 4.31% in the first quarter of 2006. Boston Private’s net interest margin, including the trust preferred, declined 10 basis points to 3.92% in the second quarter 2006 compared to 4.02% in the first quarter 2006.

Boston Private’s loan portfolio achieved strong growth year over year with commercial loans, including construction loans, up 49.6% and residential loans up 71.4% over the prior year. Commercial loans totaled $2.2 billion and represented 55.6% of the combined loan portfolio. Residential loans totaled $1.5 billion and represented 37.5% of the total portfolio. Combined, the loan portfolio grew 62.8% over the past twelve months. Deposits increased $1.1 billion, or 43.3%, to $3.7 billion over the June 30, 2005 balance of $2.6 billion. With the acquisition of Gibraltar, Boston Private’s loan mix shifted to more residential loans, which generally have a lower interest rate than commercial loans. Gibraltar had $1.4 billion, $936 million and $1.1 billion in assets, loans and deposits, respectively, at June 30, 2006.

In Boston Private’s wealth advisory business, fee income increased $440 thousand to $5.1 million for the second quarter of 2006, an increase of 9.4%. Investment management fee income for the second quarter 2006 totaled $32.6 million, up 29.2% over second quarter 2005. The increase was due predominantly to the additions of Gibraltar and Anchor and strong investment performance at certain affiliates.

Assets under management and advisory increased by approximately $7.7 billion, or 38.2%, to $27.7 billion at June 30, 2006 from $20.0 billion at June 30, 2005. The increase was driven predominantly by the acquisition of Anchor (AUM of $5.4 billion) as well as Gibraltar (AUM of $798 million). Including the Company’s unconsolidated affiliates, total assets under management and advisory increased 37.5% to $30.2 billion. Market action resulted in a decrease of $594 million in assets under management for banks and investment management firms during the second quarter of 2006 on a linked quarter basis. Assets under management for the banks and the investment management firms had net outflows of $120.0 million for the second quarter.

Operating expenses were $62.0 million for the second quarter 2006, up 43.7% over the second quarter 2005. The main drivers of operating expense growth were the addition of $12.8 million in operating expenses of recently acquired affiliates, including compensation. Operating expenses were also impacted by investments in new business initiatives such as opening new offices at existing affiliates and the delivering of new services. On a same affiliate basis, operating expenses increased 14.1%.

Dividend Payment Continues

Concurrent with the release of the second quarter 2006 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.08 per share, reflecting the quarterly earnings performance. The record date for this dividend is August 1, 2006 and the payment date is August 15, 2006.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, and related tax benefits that result from purchase accounting, as well as the impact of certain non-cash share based compensation plans. Over and above GAAP earnings, the Company believes its cash earnings reports the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans.

A detailed reconciliation is attached.

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on July 27, 2006 at 9 a.m. Eastern time. Interested parties may join the call by dialing 800-867-0731 and the password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through www.bostonprivate.com, www.prnewswire.com, or Yahoo! Finance. A continuous telephone replay will be available beginning at 11:30 a.m. Eastern time on July 27, 2006. The replay telephone number is (800) 388-9064.

Boston Private Wealth Management Group

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a wealth management firm that owns independently-operated financial services firms across the U.S. These affiliated firms comprise the Boston Private Wealth Management Group and provide private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. Through strategic acquisitions in demographically attractive geographic areas, the Company forms wealth management clusters that deliver lifetime financial solutions on a local and national basis. The Company makes capital resources available to its member firms and works with them on growth strategies, marketing, leadership development, compliance and technology.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions, as well as excluding other significant gains or losses that are unusual in nature. Also included in these non-GAAP measures are net amortization of intangibles, tax benefits related to purchase accounting, stock options and ESPP expense. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements as defined by United States securities laws. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of changing market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL DATA (1):	June 30, 2006	June 30, 2005	December 31, 2005
Total Balance Sheet Assets	$5,279,086	$3,534,065	$5,118,568
Stockholders' Equity	600,347	350,521	539,348
Tangible Capital:
Boston Private Bank & Trust	147,098	127,798	137,887
Borel Private Bank & Trust	83,600	68,778	76,570
First Private Bank & Trust	44,017	35,540	39,514
Gibraltar Private Bank & Trust	71,296	—	63,762
Investment Securities	563,513	557,649	584,860
Goodwill	318,118	132,246	286,751
Intangible Assets	129,338	49,963	97,656

Commercial and Construction Loans	2,197,682	1,468,680	2,039,443
Residential Mortgage Loans	1,482,629	864,846	1,338,607
Home Equity and Other Consumer Loans	270,633	93,805	246,190

Total Loans	3,950,944	2,427,331	3,624,240

Loans Held for Sale	8,131	46,390	12,883

Allowance for Loan Losses and Off-Balance Sheet Risk	45,383	30,205	42,354
Non-performing Loans	5,775	4,438	7,900
Other Real Estate Owned	—	—	—
Total Non-performing Assets	5,775	4,438	7,900
Deposits	3,661,419	2,555,668	3,748,141
Borrowings	887,612	537,158	703,379
Book Value Per Share	$16.52	$12.48	$15.50
Market Price Per Share	$27.90	$25.20	$30.42

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,890,000	$8,104,000	$8,325,000
Boston Private Bank & Trust	2,279,000	2,283,000	2,310,000
Sand Hill Advisors	1,120,000	1,044,000	1,094,000
Boston Private Value Investors	891,000	827,000	867,000
RINET Company	1,180,000	1,038,000	1,129,000
Borel Private Bank & Trust	692,000	649,000	661,000
Dalton, Greiner, Hartman, Maher & Co.	3,199,000	3,326,000	3,259,000
KLS Professional Advisors Group	3,399,000	2,956,000	3,140,000
Gibraltar Private Bank & Trust	798,000	—	757,000
Anchor Capital Holdings	5,430,000	—	—
Less: Inter-company Relationship	(201,000)	(206,000)	(203,000)

Consolidated Affiliate Assets Under Management and Advisory	$27,677,000	$20,021,000	$21,339,000

Coldstream Capital Management	975,000	650,000	900,000
Bingham, Osborn, & Scarborough	1,545,000	1,284,000	1,415,000

Total Assets Under Management and Advisory	$30,197,000	$21,955,000	$23,654,000

FINANCIAL RATIOS:
Stockholders' Equity/Total Assets	11.37%	9.92%	10.54%
Non-performing Loans/Total Loans	0.15%	0.18%	0.22%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.15%	1.24%	1.17%
Allowance for Loan Losses and Off-Balance Sheet Risk/Non-performing Assets	785.85%	680.60%	536.13%
Tangible Capital/ Tangible Assets	3.16%	5.02%	3.27%

	Three Months Ended		Six Months Ended
OPERATING RESULTS (1):	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$44,766	$29,470	$89,670	$57,095
FTE Adjustment	1,364	1,176	2,700	2,324

Net Interest Income	43,402	28,294	86,970	54,771

Investment Management Fees:
Westfield Capital Management	13,900	11,637	27,639	22,983
Boston Private Bank & Trust	3,472	3,208	6,889	6,298
Sand Hill Advisors	1,562	1,560	3,104	3,126
Boston Private Value Investors	1,724	1,567	3,356	3,160
Borel Private Bank & Trust	1,061	824	2,047	1,643
Gibraltar Private Bank & Trust	1,580	—	3,075	—
Dalton, Greiner, Hartman, Maher & Co.	7,036	6,437	14,580	13,159
Anchor Capital Holdings	2,263	—	2,263	—

Total Investment Management Fees	32,598	25,233	62,953	50,369
Wealth Advisory Fees:
RINET Company	2,078	2,031	4,018	4,025
KLS Professional Advisors Group	3,005	2,635	5,884	5,191
Other	47	24	98	53

Total Wealth Advisory Fees	5,130	4,690	10,000	9,269

Other Fees	1,664	1,653	3,492	3,332

Total Fees	39,392	31,576	76,445	62,970

Earnings (loss) in Equity Investments	220	289	991	505
Gain on Sale of Loans, Net	525	464	982	770
Gain on Sale of Investments, Net	—	37	—	41

Total Fees and Other Income	40,137	32,366	78,418	64,286

Total Revenue	83,539	60,660	165,388	119,057

Provision for Loan Losses	1,704	778	2,867	1,640

Salaries and Employee Benefits	40,208	28,261	79,583	57,170
Occupancy and Equipment	6,995	4,836	13,553	9,547
Professional Services	3,727	2,410	6,535	5,155
Marketing and Business Development	2,361	1,782	4,697	3,312
Contract Services and Processing	1,273	1,123	2,503	1,885
Amortization of Intangibles	3,164	1,539	6,038	3,077
Other	4,302	3,218	8,820	6,369

Total Operating Expense	62,030	43,169	121,729	86,515

Minority Interest	745	382	1,559	955
Income Before Income Taxes	19,060	16,331	39,233	29,947
Income Tax Expense	6,772	6,075	14,118	10,976

Net Income	$12,288	$10,256	$25,115	$18,971

	Three Months Ended		Six Months Ended
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS (1):	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net Income (GAAP Basis)	$12,288	$10,256	$25,115	$18,971
Cash Basis Earnings (2)
Book Amortization of Purchased Intangibles, Net of Tax	1,763	780	3,390	1,561
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,023	1,032	2,046	2,065
Stock options and ESPP, Net of Tax	1,062	758	1,963	1,344

Total Cash Basis Adjustment	3,848	2,570	7,399	4,970

Cash Basis Earnings	$16,136	$12,826	$32,514	$23,941

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
PER SHARE DATA: (In thousands, except per share data) (1)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$12,288	$10,256	$25,115	$18,971
Interest on convertible trust preferred securities, net of tax	765	765	1,530	1,529

Net Income for diluted EPS	$13,053	$11,021	$26,645	$20,500
Calculation of average shares outstanding:
Weighted average basic shares	35,199	27,680	34,910	27,601
Dilutive effect of:
Stock Options, Stock Grants and Other	1,518	814	1,551	904
Forward Agreement	—	87	—	161
Convertible trust preferred securities	3,182	3,183	3,182	3,182

Dilutive potential common shares	4,700	4,084	4,733	4,247
Weighted average diluted shares	39,899	31,764	39,643	31,848
Earnings per Share:
Basic	$0.35	$0.37	$0.72	$0.69
Diluted	$0.33	$0.35	$0.67	$0.64

RECONCILIATION OF GAAP EPS TO CASH EPS (1): (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.33	$0.35	$0.67	$0.64
Cash Basis Adjustment	$0.09	$0.08	$0.19	$0.16

Cash Basis Earnings Per Diluted Share	$0.42	$0.43	$0.86	$0.80

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
OPERATING RATIOS & STATISTICS (1):
Return on Average Equity	8.62%	12.06%	9.03%	11.35%
Return on Average Assets	0.95%	1.18%	0.98%	1.11%
Net Interest Margin	3.92%	3.77%	3.96%	3.73%
Core Net Interest Margin(3)	4.20%	3.95%	4.26%	3.91%
Total Fees and Other Income/Total Revenue	48.05%	53.36%	47.41%	54.00%
Efficiency Ratio	69.95%	68.19%	69.65%	69.49%
Loans Charged-off, Net of (Recoveries)	$12	$4	$539	$77

CASH OPERATING RATIOS (1):
Return on Average Equity (4)	11.32%	15.08%	11.69%	14.33%
Return on Average Assets (5)	1.25%	1.48%	1.27%	1.41%

AVERAGE BALANCE SHEET:	Three Months Ended		Six Months Ended
AVERAGE ASSETS:	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Interest-Bearing Cash	$9,167	$4,058	$10,473	$3,312
Federal Funds Sold and other	99,247	137,194	138,333	145,257
U.S. Treasuries and Agencies	226,275	229,199	232,735	221,559
Municipal Securities	225,533	229,290	225,506	228,849
Corporate Bonds	38,579	32,114	41,488	32,341
Mortgage-Backed Securities	41,318	41,974	41,828	43,602
Stock in Federal Home Loan Banks	33,888	22,196	31,631	21,395
Commercial and Construction Loans	2,143,288	1,430,941	2,095,738	1,399,838
Residential Mortgage Loans	1,456,485	877,503	1,421,231	852,714
Home Equity and Other Consumer Loans	259,739	92,934	252,041	92,044

Total Earning Assets	4,533,519	3,097,403	4,491,004	3,040,911
Allowance for Loan Losses	(38,817)	(26,717)	(38,511)	(27,560)
Goodwill	291,775	134,766	288,901	133,833
Intangible Assets	104,922	50,530	100,607	51,934
Other Assets	269,110	211,646	272,124	208,704

TOTAL AVERAGE ASSETS	$5,160,509	$3,467,628	$5,114,125	$3,407,822

AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY:
Savings Accounts	$112,200	$39,330	$108,866	$39,309
NOW Accounts	346,779	237,551	345,286	234,477
Money Market Accounts	1,696,037	1,181,996	1,720,329	1,170,397
Certificates of Deposit	726,806	528,866	712,952	520,070

Total Interest-Bearing Deposits	2,881,822	1,987,743	2,887,433	1,964,253
Repurchase Agreements	111,817	102,449	115,075	102,634
FHLB Borrowings	471,620	297,428	435,361	291,231
Junior Subordinated Debentures	234,021	114,434	234,021	114,434
Other Borrowings	6,891	5,698	8,822	5,168

Total Interest-Bearing Liabilities	3,706,171	2,507,752	3,680,712	2,477,720
Non-interest Bearing Deposits	758,002	527,997	743,767	507,938
Other Liabilities	125,981	91,630	133,231	87,940

Total Liabilities	4,590,154	3,127,379	4,557,710	3,073,598
Stockholders' Equity	570,355	340,249	556,415	334,224

TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$5,160,509	$3,467,628	$5,114,125	$3,407,822

	June 30, 2006	March 31, 2006
FINANCIAL DATA (1):
Total Balance Sheet Assets	$5,279,086	$5,231,264
Stockholders' Equity	600,347	555,690
Tangible Capital:
Boston Private Bank & Trust	147,098	141,979
Borel Private Bank & Trust	83,600	80,211
First Private Bank & Trust	44,017	41,694
Gibraltar Private Bank & Trust	71,296	68,233
Investment Securities	563,513	585,679
Goodwill	318,118	286,595
Intangible Assets	129,338	94,681
Commercial and Construction Loans	2,197,682	2,109,229
Residential Mortgage Loans	1,482,629	1,405,984
Home Equity and Other Consumer Loans	270,633	243,565

Total Loans	3,950,944	3,758,778
Loans Held for Sale	8,131	2,842
Allowance for Loan Losses and Off-Balance Sheet Risk	45,383	43,511
Non-performing Loans	5,775	4,901
Other Real Estate Owned	—	—
Total Non-performing Assets	5,775	4,901
Deposits	3,661,419	3,804,122
Borrowings	887,612	762,436
Book Value Per Share	$16.52	$15.80
Market Price Per Share	$27.90	$33.79

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,890,000	$9,200,000
Boston Private Bank & Trust	2,279,000	2,352,000
Sand Hill Advisors	1,120,000	1,143,000
Boston Private Value Investors	891,000	904,000
RINET Company	1,180,000	1,203,000
Borel Private Bank & Trust	692,000	693,000
Dalton, Greiner, Hartman, Maher & Co.	3,199,000	3,489,000
KLS Professional Advisors Group	3,399,000	3,335,000
Gibraltar Private Bank & Trust	798,000	802,000
Anchor Capital Holdings	5,430,000	—
Less: Inter-company Relationship	(201,000)	(222,000)

Consolidated Affiliate Assets Under Management and Advisory	$27,677,000	$22,899,000
Coldstream Capital Management	975,000	935,000
Bingham, Osborn, & Scarborough	1,545,000	1,535,000

Total Unconsolidated Assets Under Management and Advisory	$30,197,000	$25,369,000

FINANCIAL RATIOS (1):
Stockholders' Equity/Total Assets	11.37%	10.62%
Nonperforming Loans/Total Loans	0.15%	0.13%
Allowance for Loan Losses and Off-Balance Sheet Risk/Total Loans	1.15%	1.16%
Allowance for Loan Losses and Off-Balance
Sheet Risk/Non-performing Assets	785.85%	887.80%
Tangible Capital/Tangible Assets	3.16%	3.60%

	Three Months Ended
OPERATING RESULTS (1):	June 30, 2006	March 31, 2006
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$44,766	$44,903
FTE Adjustment	1,364	1,335

Net Interest Income	43,402	43,568

Investment Management Fees:
Westfield Capital Management	13,900	13,739
Boston Private Bank & Trust	3,472	3,417
Sand Hill Advisors	1,562	1,542
Boston Private Value Investors	1,724	1,632
Borel Private Bank & Trust	1,061	986
Gibraltar Private Bank & Trust	1,580	1,495
Dalton, Greiner, Hartman, Maher & Co.	7,036	7,544
Anchor Capital	2,263	—

Total Investment Management Fees	32,598	30,355
Wealth Advisory Fees
RINET Company	2,078	1,940
KLS Professional Advisors Group	3,005	2,878
Other	47	51

Total Wealth Advisory Fees	5,130	4,869

Other Fees	1,664	1,829

Total Fees	39,392	37,053

Earnings in Equity Investments	220	772
Gain on Sale of Loans, Net	525	457
Gain on Sale of Investments, Net	—	—

Total Fees and Other Income	40,137	38,282

Total Revenue	83,539	81,850

Provision for Loan Losses	1,704	1,163

Salaries and Benefits	40,208	39,375
Occupancy and Equipment	6,995	6,558
Professional Services	3,727	2,808
Marketing and Business Development	2,361	2,336
Contract Services and Processing	1,273	1,230
Amortization of Intangibles	3,164	2,875
Other	4,302	4,517

Total Operating Expense	62,030	59,699

Minority Interest	745	814
Income Before Income Taxes	19,060	20,174
Income Tax Expense	6,772	7,346

Net Income	$12,288	$12,828

	Three Months Ended
RECONCILIATION OF GAAP EARNINGS TO CASH EARNINGS (1):	June 30, 2006	March 31, 2006
Adjusted Net Income
Net Income (GAAP Basis)	$12,288	$12,828

Adjusted Net Income	$12,288	$12,828

Cash Basis Earnings (1)
Book Amortization of Purchased Intangibles, Net of Tax	1,763	1,627
Cash Benefit of Tax Deductions from Purchased Intangibles & Goodwill	1,023	1,023
Stock options and ESPP, Net of Tax	1,062	900

Total Cash Basis Adjustment	3,848	3,550

Cash Basis Earnings	$16,136	$16,378

	Three Months Ended
	June 30, 2006	March 31, 2006
PER SHARE DATA: (In thousands, except per share data) (1)
Calculation of Net Income for EPS:
Net Income as reported and for basic EPS	$12,288	$12,828
Interest on convertible trust preferred securities, net of tax	765	765

Net Income for diluted EPS	$13,053	$13,593
Calculation of Average Shares Outstanding:
Weighted average basic shares	35,199	34,621
Dilutive effect of:
Stock Options and Stock Grants, and Other	1,518	1,425
Forward Agreement	—	—
Convertible trust preferred securities	3,182	3,182

Dilutive potential common shares	4,700	4,607
Weighted average diluted shares	39,899	39,228
Earnings per Share:
Basic	$0.35	$0.37
Diluted	$0.33	$0.35

RECONCILIATION OF GAAP EPS TO CASH EPS (1): (on a Diluted Basis)
Earnings Per Share (GAAP Basis)	$0.33	$0.35
Cash Basis Adjustment	$0.09	$0.09

Cash Basis Earnings Per Diluted Share	$0.42	$0.44

OPERATING RATIOS & STATISTICS:
Return on Average Equity	8.62%	9.34%
Return on Average Assets	0.95%	1.01%
Net Interest Margin	3.92%	4.02%
Core Net Interest Margin (3)	4.20%	4.31%
Total Fees and Other Income/Total Revenue	48.05%	46.77%
Efficiency Ratio	69.95%	69.33%
Loans Charged-off, Net of (Recoveries)	$12	$527

SAME AFFILIATES
Growth Excluding Acquisitions
FINANCIAL DATA (1):	As Reported June 30, 2006	June 30, 2005	Acquisitions June 30, 2006	Same Affiliates June 30, 2006
Total Balance Sheet Assets	$5,279,086	$3,534,065	$1,635,593	$3,643,493
Stockholders' Equity	600,347	350,521	167,018	433,329
Tangible Capital:
Boston Private Bank & Trust	147,098	127,798		147,098
Borel Private Bank & Trust	83,600	68,778		83,600
First Private Bank & Trust	44,017	35,540		44,017
Gibraltar Private Bank & Trust	71,296		71,296	—
Investment Securities	563,513	571,139	27,174	536,339
Goodwill	318,118	132,246	186,460	131,658
Intangible Assets	129,338	49,963	85,253	44,085
Commercial and Construction Loans	2,197,682	1,468,680	442,620	1,755,062
Residential Mortgage Loans	1,482,629	864,846	510,160	972,469
Home Equity and Other Consumer Loans	270,633	93,805	176,376	94,257

Total Loans	3,950,944	2,427,331	1,129,156	2,821,788
Loans Held for Sale	8,131	46,390	3,610	4,521
Allowance for Loan Losses and Off-Balance Sheet Risk	45,383	30,205	10,516	34,867
Non-performing Loans	5,775	4,438	1,999	3,776
Other Real Estate Owned	—	—
Total Non-performing Assets	5,775	4,438	1,999	3,776
Deposits	3,661,419	2,555,668	935,531	2,725,888
Borrowings	887,612	537,158	282,071	605,541

ASSETS UNDER MANAGEMENT AND ADVISORY:
Westfield Capital Management	$8,890,000	$8,104,000		$8,890,000
Boston Private Bank & Trust	2,279,000	2,283,000		2,279,000
Sand Hill Advisors	1,120,000	1,044,000		1,120,000
Boston Private Value Investors	891,000	827,000		891,000
RINET Company	1,180,000	1,038,000		1,180,000
Borel Private Bank & Trust	692,000	649,000		692,000
Dalton, Greiner, Hartman, Maher & Co.	3,199,000	3,326,000		3,199,000
KLS Professional Advisors Group	3,399,000	2,956,000		3,399,000
Gibraltar Private Bank & Trust	798,000	—	798,000	—
Anchor Capital Holdings	5,430,000	—	5,430,000	—
Less: Inter-company Relationship	(201,000)	(206,000)		(201,000)

Consolidated Affiliate Assets Under Management and Advisory	$27,677,000	$20,021,000	$6,228,000	$21,449,000
Coldstream Capital Management	975,000	650,000		975,000
Bingham, Osborn, & Scarborough	1,545,000	1,284,000		1,545,000

Total Assets Under Management and Advisory	$30,197,000	$21,955,000	$6,228,000	$23,969,000

	Three Months Ended
OPERATING RESULTS (1):	As Reported June 30, 2006	June 30, 2005	Acquisitions June 30, 2006	Same Affiliates June 30, 2006
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$44,766	$29,470	$11,678	$33,088
FTE Adjustment	1,364	1,176		1,364

Net Interest Income	43,402	28,294	11,678	31,724

Investment Management Fees:
Westfield Capital Management	13,900	11,637		13,900
Boston Private Bank & Trust	3,472	3,208		3,472
Sand Hill Advisors	1,562	1,560		1,562
Boston Private Value Investors	1,724	1,567		1,724
Borel Private Bank & Trust	1,061	824		1,061
Gibraltar Private Bank & Trust	1,580	—	1,580	—
Dalton, Greiner, Hartman, Maher & Co.	7,036	6,437		7,036
Anchor Capital Holdings	2,263	—	2,263	—

Total Investment Management Fees	32,598	25,233	3,843	28,755
Wealth Advisory Fees:
RINET Company	2,078	2,031		2,078
KLS Professional Advisors Group	3,005	2,635		3,005
Other	47	24		47

Total Wealth Advisory Fees	5,130	4,690		5,130

Other Fees	1,664	1,653	216	1,448

Total Fees	39,392	31,576	4,059	35,333

Earnings (loss) in Equity Investments	220	289		220
Gain on Sale of Loans, Net	525	464	226	299
Gain on Sale of Investments, Net	—	37		—

Total Fees and Other Income	40,137	32,366	4,285	35,852

Total Revenue	83,539	60,660	15,963	67,576

Provision for Loan Losses	1,704	778	660	1,044

Salaries and Employee Benefits	40,208	28,261	7,022	33,186
Occupancy and Equipment	6,995	4,836	1,353	5,642
Professional Services	3,727	2,410	814	2,913
Marketing and Business Development	2,361	1,782	467	1,894
Contract Services and Processing	1,273	1,123	317	956
Amortization of Intangibles	3,164	1,539	1,763	1,401
Other	4,302	3,218	1,023	3,279

Total Operating Expense	62,030	43,169	12,759	49,271

Minority Interest	745	382	104	641
Income Before Income Taxes	19,060	16,331	2,440	16,620
Income Tax Expense	6,772	6,075	986	5,786

Net Income	$12,288	$10,256	$1,454	$10,834

	Six Months Ended
OPERATING RESULTS (1):	As Reported June 30, 2006	June 30, 2005	Acquisitions June 30, 2006	Same Affiliates June 30, 2006
Net Interest Income—on a Fully Taxable Equivalent Basis (FTE)	$89,670	$57,095	$23,802	$65,868
FTE Adjustment	2,700	2,324		2,700

Net Interest Income	86,970	54,771	23,802	63,168

Investment Management Fees:
Westfield Capital Management	27,639	22,983		27,639
Boston Private Bank & Trust	6,889	6,298		6,889
Sand Hill Advisors	3,104	3,126		3,104
Boston Private Value Investors	3,356	3,160		3,356
Borel Private Bank & Trust	2,047	1,643		2,047
Gibraltar Private Bank & Trust	3,075	—	3,076	(1)
Dalton, Greiner, Hartman, Maher & Co.	14,580	13,159		14,580
Anchor Capital Holdings	2,263	—	2,263	0

Total Investment Management Fees	62,953	50,369	5,339	57,614
Wealth Advisory Fees:
RINET Company	4,018	4,025		4,018
KLS Professional Advisors Group	5,884	5,191		5,884
Other	98	53		98

Total Wealth Advisory Fees	10,000	9,269	0	10,000

Other Fees	3,492	3,332	483	3,009

Total Fees	76,445	62,970	5,822	70,623

Earnings (loss) in Equity Investments	991	505		991
Gain on Sale of Loans, Net	982	770	425	557
Gain on Sale of Investments, Net	0	41		—

Total Fees and Other Income	78,418	64,286	6,247	72,171

Total Revenue	165,388	119,057	30,049	135,339

Provision for Loan Losses	2,867	1,640	1,327	1,540

Salaries and Employee Benefits	79,583	57,170	13,117	66,466
Occupancy and Equipment	13,553	9,547	2,562	10,991
Professional Services	6,535	5,155	1,340	5,195
Marketing and Business Development	4,697	3,312	970	3,727
Contract Services and Processing	2,503	1,885	594	1,909
Amortization of Intangibles	6,038	3,077	3,237	2,801
Other	8,820	6,369	2,070	6,750

Total Operating Expense	121,729	86,515	23,890	97,839

Minority Interest	1,559	955	104	1,455
Income Before Income Taxes	39,233	29,947	4,728	34,505
Income Tax Expense	14,118	10,976	1,916	12,202

Net Income	$25,115	$18,971	$2,812	$22,303

(1)	The Company adopted FAS 123(R) on January 1, 2006 and elected the modified retrospective application. Under the modified retrospective application method, all prior quarters have been restated.

(2)	The Company calculates its cash earnings by adjusting net income to exclude the amortization of the purchased intangibles (net of tax), the tax benefit on the portion of the purchase price which is deductible over a 15 year life, and certain non-cash share based compensation plans (net of tax). The tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold. The Company uses certain non-GAAP financial measures, such as Cash Earnings, to provide information for investors to effectively analyze financial trends of ongoing business activities.

(3)	The Company defines Core Net Interest Margin as Net Interest Margin excluding the interest expense on the Junior Subordinated Debentures. The Company utilizes Trust Preferred Securities to assist in the funding of acquisitions and believes it is useful to compare Net Interest Margin excluding the impact of this acquisition funding vehicle.

(4)	The Company calculates Return on Average Equity on a cash basis as Cash Basis Earnings divided by Average Equity.

(5)	The Company calculates Return on Average Assets on a cash basis as Cash Basis Earnings divided by Average Assets.